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                                                               EXHIBIT 23.2


                         DeGolyer and MacNaughton
                             One Energy Square
                            Dallas, Texas 75206


                              March 29, 1995




ENSERCH Corporation
ENSERCH Center
300 South St. Paul Street
Dallas, Texas  75201

Gentlemen:

     We hereby consent to (a) the use of information from our "Report as of January 1, 1995 on Proved Reserves of the SACROC Unit, Kelly Snyder Field in Scurry County, Texas owned by ENSERCH Corporation," "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc.," and "Report as of January 1, 1995 on the Proved, Probable, and Possible Reserves of the MUDI Field in East Java, Republic of Indonesia attributable to Enserch Far East, Ltd." and to references to us in "Properties" appearing in Part I, and to the reference to us in "Financial Review" and in Note 8 of the Notes to Consolidated Financial Statements appearing in Appendix A, of your Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and
(b) the incorporation by reference in Registration Statements No. 2-59259, No. 2-77572, No. 33-40589, and No. 33-47911, each on Form
S-8, and Registration Statements No. 33-15623 and No. 33-52525, each on Form S-3 of the references to us described in (a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON